Exhibit 4c

IDAHO POWER COMPANY

TO

BANK ONE TRUST COMPANY, N.A.

Trustee

_______________

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 1, 2001

TO

INDENTURE

Dated as of August 1, 2001

DEBT SECURITIES
_______________

Floating Rate Notes, Series A
due September 1, 2002

FIRST SUPPLEMENTAL INDENTURE dated as of September 1, 2001 made and entered into by and between IDAHO POWER COMPANY, a corporation of the State of Idaho (hereinafter, subject to Article XI of the Indenture, called the "Issuer" or the "Company"), having its principal office at 1221 West Idaho Street, Boise, Idaho 83702-5627,and BANK ONE TRUST COMPANY, N.A., a banking corporation organized and existing under the laws of the State of Illinois, as Trustee (hereinafter, subject to Article VII of the Indenture, called the "Trustee"), having its principal office at 1 Bank One Plaza, Suite IL-1-0126 Chicago, Illinois 60670, as Trustee under the Indenture for Debt Securities dated as of August 1, 2001 executed and delivered by Idaho Power Company.

WHEREAS the Indenture dated as of August 1, 2001 (herein with all indentures supplemental thereto called the "Indenture"), provides for the issuance of notes, debentures or other evidences of its indebtedness in one or more series (hereinafter called the "Securities"), unlimited in aggregate principal amount;

WHEREAS the Indenture provides in Article III thereof that, prior to the issuance of Securities of any series, the form of such Securities and the terms applicable to such series shall be established in, or pursuant to, the authority granted in a resolution of the Board of Directors (delivered to the Trustee in the form of a Board Resolution) or established in one or more indentures supplemental thereto;

WHEREAS the Issuer desires by this Supplemental Indenture, among other things, to establish the form of the Securities of a series, to be titled "Floating Rate Notes, Series A" of the Issuer, and to establish the terms applicable to such series, pursuant to Sections 3.1 and 10.1(e) of the Indenture;

WHEREAS the execution and delivery of this Supplemental Indenture by the parties hereto are in all respects authorized by the provisions of the Indenture; and

WHEREAS all things necessary have been done to make this Supplemental Indenture a valid agreement of the Issuer, in accordance with its terms.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, it is mutually covenanted and agreed, as follows:

ARTICLE I.

Floating Rate Notes, Series A

SECTION 1.  The title of the series of the Securities established by this Supplemental Indenture shall be "Floating Rate Notes, Series A, due September 1, 2002" of the Issuer (hereinafter called the "Series A Notes").  The Series A Notes shall bear interest (computed on the basis of the actual number of days in the applicable interest period divided by 360) until the principal amount thereof has been duly paid or provided for in full, at a rate per annum that shall be reset quarterly on each Interest Payment Date (as defined below) equal to the Three-Month LIBOR Rate, calculated as set forth below, plus 0.35% and at the same rate per annum on any overdue principal or (to the extent legally enforceable) on any overdue installment of interest (the "Overdue Rate").  The interest rate on the Series A Notes in effect from September 12, 2001 to but excluding December 1, 2001 shall be 3.71% per annum.

SECTION 2.  The Series A Notes shall be limited in  aggregate principal amount to $100,000,000, and shall be issued substantially in the form set forth in Exhibit A hereto (which is hereby incorporated herein and made a part hereof), subject to changes in the form thereof made by the Issuer and acceptable to the Trustee.  The Series A Notes shall mature on September 1, 2002.

Interest shall be payable quarterly in arrears on the first day of December, March and June (each, an "Interest Payment Date") and at Maturity.  If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, unless the Business Day is in the next succeeding calendar month, in which case the Interest Payment Date shall be the immediately preceding Business Day. If Maturity would otherwise be a day that is not a Business Day, the payment of principal and interest due at Maturity shall be made on the next day that is a Business Day and no interest shall accrue as a result of such delayed payment.

"Business Day", when used with respect to any place or places where the principal of and interest on the Series A Notes are payable or any other location specified in the Series A Notes or the Indenture, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place or location are generally authorized or obligated by law, regulation or executive order to close; provided that day is also a London Banking Day.  "London Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

Each payment of interest with respect of an Interest Payment Date or at Maturity shall include interest accrued to but excluding such Interest Payment Date or Maturity, as the case may be (an "Interest Period").

The Issuer hereby appoints Banc One Capital Markets, Inc. as the Calculation Agent to calculate the interest rate on the Series A Notes.    The Calculation Agent will reset the interest rate on each Interest Payment Date, each such date an "Interest Reset Date".  The second London Banking Day preceding an Interest Reset Date will be the "Interest Determination Date" for that Interest Reset Date.  The interest rate in effect on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date.  The interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to that Interest Reset Date, except that the interest rate in effect for the period from and including September 12, 2001 to the next succeeding Interest Reset Date shall be 3.71% per annum.

The Calculation Agent shall determine the Three-Month LIBOR Rate in accordance with the following provisions:

(i)  With respect to any Interest Determination Date, the Three-Month LIBOR Rate will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 A.M., London time, on that Interest Determination Date.  If no rate appears, the Three-Month LIBOR Rate with respect to that Interest Determination Date, will be determined in accordance with the provisions described in (ii) below.

(ii)  With respect to an Interest Determination Date on which no rate appears on Telerate Page 3750, as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time.  If at least two quotations are provided, then the Three-Month LIBOR Rate on the Interest Determination Date will be the arithmetic mean of those quotations.  If fewer than two quotations are provided, then the Three-Month LIBOR Rate on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described in this sentence, the Three-Month LIBOR Rate determined as of that Interest Determination Date will be the Three-Month LIBOR Rate in effect on that Interest Determination Date.

"Telerate Page 3750" means the display designated as "Page 3750" on Bridge Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rates of major banks for United States dollars.

The Calculation Agent shall notify the Issuer and the Trustee of each determination of the interest rate applicable to the Series A Notes promptly after such determination is made.  The Trustee, upon the request of any holder of a Series A Note, will provide the interest rate then in effect and, if different, the interest rate which will become effective as a result of the determination made with respect to the most recent Interest Reset Date with respect to the Series A Notes.

Interest on any Series A Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name such Series A Note is registered at the close of business on the fifteenth day of the month next preceding such Interest Payment Date (the "Regular Record Date").  In the case of any Series A Note issued between a Regular Record Date and the initial Interest Payment Date, interest for the period beginning on the date of issue and ending on the initial Interest Payment Date shall be paid to the person to whom such Series A Note shall have been originally issued.  Notwithstanding the foregoing, any interest that is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered owner of such Series A Note on such Regular Record Date, and may be paid to the person in whose name such Series A Note is registered at the close of business on the Special Record Date established by the Issuer pursuant to Section 3.8 of the Indenture or as otherwise provided in Section 3.8 of the Indenture.

Payments of interest on any Series A Note (other than interest payable at Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing on the Securities Register on the applicable record date, unless otherwise agreed to by the Issuer.  The principal amount thereof  and any premium and the interest payable at Maturity will be paid at Maturity against presentation of a Series A Note at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, or as otherwise provided in the Indenture.

The Series A Notes are not redeemable prior to Maturity and the provisions of Article XIV of the Indenture are inapplicable.

The Series A Notes are not entitled to any sinking fund and the provisions of Article XV of the Indenture are inapplicable thereto.

The Series A Notes are subject to the provisions of Article XII of the Indenture, which provide for the satisfaction and discharge of the Indenture under the circumstances and on the conditions set forth therein.

SECTION 3.  The Series A Notes may be issued in whole or in part as one or more Global Securities and The Depository Trust Company, or a nominee thereof, shall be the Depository for such Global Security or Global Securities, except in each case as otherwise provided in a Company Order with respect to any Series A Notes.  The Depository for such Global Security or Global Securities representing Series A Notes may surrender one or more Global Securities representing Series A Notes in exchange in whole or in part for individual Series A Notes on such terms as are acceptable to the Issuer and such Depository and otherwise subject to the terms of Section 2.4 of the Indenture.

SECTION 4.  The Issuer hereby appoints, or confirms the appointment of, Bank One Trust Company, N.A. as the initial Trustee, Securities Registrar and Paying Agent, subject to the provisions of the Indenture with respect to resignation, removal and succession, and subject, further, to the right of the Issuer to appoint additional agents (including Paying Agents).  An Authenticating Agent may be appointed for the Series A Notes under the circumstances set forth in, and subject to the provisions of, the Indenture.

ARTICLE II.

Miscellaneous Provisions

SECTION 1.  The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representation as to the validity of this supplemental indenture.  The Indenture, as supplemented by this supplemental indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 2.  The titles of the several Articles of this First Supplemental Indenture shall not be deemed to be any part hereof.

SECTION 3.  This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed.

IDAHO POWER COMPANY

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President - Finance
and Treasurer

BANK ONE TRUST COMPANY, N.A.

By:/s/Benita A. Pointer
Benita A. Pointer
Account Executive

EXHIBIT A

Registered No.                                                                                    $__________
CUSIP ____________

[SEE LEGEND AT END OF NOTE]

If this Note is registered in the name of The Depository Trust Company (the "Depository") (55 Water Street, New York, New York) or its nominee, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository unless and until this Note is presented by an authorized agent of The Depository Trust Company to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co.  ANY TRANSFER, PLEDGE OR OTHER USE THEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

IDAHO POWER COMPANY

Floating Rate Note, Series A
due September 1, 2002

Idaho Power Company, an Idaho corporation (the "Company", which term includes any successor issuer under the Indenture hereinafter referred to), for value received hereby promises to pay to ________________ or registered assigns, the principal sum of ___________ Dollars ($_________) on September 1, 2002 and to pay interest (computed on the basis of the actual number of days in the applicable interest period divided by 360) thereon from the most recent Interest Payment Date to which interest has been paid on this Floating Rate Note, Series A, due September 1, 2002 (this "Note") or from the date hereof if such date be an Interest Payment Date, or, in the case of interest payable on December 1, 2001 from September __, 2001, at a rate per annum that shall be reset quarterly on each Interest Payment Date equal to the Three-Month LIBOR Rate calculated as specified below, plus 0.35% and at the same rate per annum on any overdue principal or (to the extent legally enforceable) on any overdue installment of interest until the principal hereof shall have been duly paid or provided for in full.  The initial interest rate on this Note shall be ___% per annum (the "Initial Interest Rate").

Such interest shall be payable quarterly in arrears on the first day of December, March and June (each, an "Interest Payment Date") and at Maturity.  If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, unless the Business Day is in the next succeeding calendar month, in which case the Interest Payment Date shall be the immediately preceding Business Day. If Maturity would otherwise be a day that is not a Business Day, the payment of principal and interest due at Maturity shall be made on the next day that is a Business Day and no interest shall accrue as a result of such delayed payment.

"Business Day", when used with respect to any place or places where the principal of and interest on this Note are payable or any other location specified in the Notes or the Indenture, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place or location are generally authorized or obligated by law, regulation or executive order to close; provided that day is also a London Banking Day.  "London Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

Each payment of interest with respect to an Interest Payment Date or at Maturity shall include interest accrued to but excluding such Interest Payment Date or Maturity, as the case may be (an "Interest Period").

The Calculation Agent will reset the interest rate on this Note on each Interest Payment Date, each such date an "Interest Reset Date".  The second London Banking Day preceding an Interest Reset Date will be the "Interest Determination Date" for that Interest Reset Date.  The interest rate in effect on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date.  The interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to that Interest Reset Date, except that the interest rate in effect for the period from and including the date of this Note to the next succeeding Interest Reset Date shall be the Initial Interest Rate.

The Calculation Agent shall determine the Three-Month LIBOR Rate in accordance with the following provisions:

(i)            With respect to any Interest Determination Date, the Three-Month LIBOR Rate will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 A.M., London time, on that Interest Determination Date.  If no rate appears, the Three-Month LIBOR Rate, with respect to that Interest Determination Date, will be determined in accordance with the provisions described in (ii) below.

(ii)        With respect to an Interest Determination Date on which no rate appears on Telerate Page 3750, as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time.  If at least two quotations are provided, then the Three-Month LIBOR Rate on the Interest Determination Date will be the arithmetic mean of those quotations.  If fewer than two quotations are provided, then the Three-Month LIBOR Rate on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described in this sentence, the Three-Month LIBOR Rate determined as of that Interest Determination Date will be the Three-Month LIBOR Rate in effect on that Interest Determination Date.

"Telerate Page 3750" means the display designated as "Page 3750" on Bridge Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rates of major banks for United States dollars.

The Calculation Agent shall notify the Company and the Trustee of each determination of the interest rate applicable to this Note promptly after such determination is made.  The Trustee, upon the request of the Holder of this Note, will provide the interest rate then in effect and, if different, the interest rate which will become effective as a result of the determination made with respect to the most recent Interest Reset Date with respect to this Note.

The principal of (and premium, if any) and interest on this Note are payable by the Company in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

1.  This Note is one of a duly authorized issue of unsecured debt securities (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under an Indenture dated as of August 1, 2001 between the Company and Bank One Trust Company, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as amended by the First Supplemental Indenture dated as of September 1, 2001 between the Company and the Trustee (collectively, the "Indenture").  Reference is hereby made to the Indenture for statements of rights and limitations of rights thereunder of the Holders of the Securities and the rights, obligations, duties and immunities of the Trustee and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered.  As provided in the Indenture, the Securities may be issued in one or more series which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted.  This Note is one of a series designated as Floating Rate Notes, Series A, due September 1, 2002 limited to $100,000,000 in aggregate principal amount (the "Floating Rate Notes").

2.  Interest that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date.  The Regular Record Date, with respect to any Interest Payment Date, shall be the close of business on the fifteenth day of the month next preceding such Interest Payment Date.  If this Note was issued between a Regular Record Date and the initial Interest Payment Date, interest for the period beginning on the date of issue and ending on the initial Interest Payment Date shall be paid to the person to whom this Note shall have been originally issued.  Notwithstanding the foregoing, any interest that is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered owner hereof on such Regular Record Date, and may be paid to the person in whose name this Note is registered on the close of business on a Special Record Date established by notice given by mail, by or on behalf of the Company to such Holder not less than fifteen days preceding such Special Record Date, such record date to be not less than ten days preceding the date for payment of such defaulted interest, or may be paid as more fully provided in the Indenture.

3.  Payments of interest (other than interest payable at Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing on the Securities Register on the applicable record date, unless otherwise agreed to by the Company.  The principal amount hereof and any premium and the interest payable at Maturity will be paid at Maturity against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or as otherwise provided in the Indenture.

4.  If an Event of Default with respect to this Note occurs and is continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

5.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series to be affected thereby (voting as one class).  The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and past defaults under the Indenture and their consequences with respect to such series.  In the case of any such waiver, the Holder of this Note shall be restored to his former position and rights hereunder, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any related Event of Default shall be deemed to have been cured, and not to have occurred for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

6.  The Floating Rate Notes will not be subject to redemption in whole or in part and will not be subject to Article XIV of the Indenture.  The Floating Rate Notes will not be entitled to any sinking fund and the provisions of Article XV of the Indenture are inapplicable thereto.

7.  The Floating Rate Notes will be subject to the provisions of Article XII of the Indenture, which provide for the satisfaction and discharge of the Indenture under the circumstances and on the conditions set forth therein.

8.  No reference herein to the Indenture and no provision of this Note or of the Indenture shall affect or impair the obligation of the Company, which is unconditional and absolute, to pay the principal of and premium, if any, and interest on this Note at the places, at the times, at the rates, in the amounts and in the coin or currency as prescribed herein and in the Indenture.

9.  The Floating Rate Notes will be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

10.  As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York.  Every Floating Rate Note presented for registration of transfer shall (if so required by the Company or the Securities Registrar) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed, by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Floating Rate Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Company shall not be required (i) to issue, register the transfer of or exchange any such Floating Rate Note to be redeemed for a period of fifteen days preceding the date of the mailing of the notice of redemption, or (ii) to register the transfer of or to exchange any such Floating Rate Note or portion thereof selected for redemption, except the unredeemed portion of any such Floating Rate Note being redeemed in part.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to confer any tax or other governmental charge payable in connection therewith.  Prior to due presentment of a Floating Rate Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a Floating Rate Note is registered as the owner hereof for all purposes whether or not such Floating Rate Note be overdue and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

11.  If this Note is a Global Security (as defined in the Indenture), (i) it is subject to the provisions of Section 2.4 of the Indenture, and (ii) no holder of any beneficial interest herein shall have any rights under the Indenture with respect hereto, and the Depository or its nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner hereof for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall impair, as between the Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository as the Holder hereof.

12.  Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

13.  The Indenture and this Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of Idaho, except that the obligations, rights and remedies of the Trustee thereunder and hereunder shall be determined under the laws of the State of New York.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, IDAHO POWER COMPANY has caused this instrument to be signed in its corporate name by the signatures or facsimile signatures of its President and its Secretary, and its corporate seal or a facsimile thereof to be hereon impressed, engraved or imprinted.

IDAHO POWER COMPANY

By:___________________________
Name:
Title:  President

By:___________________________
Name:

Title:  Secretary

Trustee's Certificate of
Authentication

This is one of the Securities of the series designated therein  referred to in the within-
mentioned Indenture.

BANK ONE TRUST COMPANY, N.A.
as Trustee

By:__________________________
Name:
Title:

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_____________________________              ____________________________

Please insert social security                           Please print or typewrite

or other identifying number                         name and address of assignee

_______________________________________________________________

_______________________________________________________________

the within Floating Rate Note, Series A, due September 1, 2002 of IDAHO POWER COMPANY and does hereby irrevocably constitute and appoint ___________________ attorney or transfer the said Floating Rate Note, Series A, due September 1, 2002 on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:_____________________                    _____________________________

Notice:  The signature on this assignment must correspond with the name as written upon the fact of the Floating Rate Note, Series A, due September 1, 2002 in every particular without alteration or enlargement or any change whatsoever.

Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participating in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

RESTRICTED NOTE

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE OR OTHER LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE ACT), (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) OF THE ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE SECURITIES AND THE LAST DATE ON WHICH IDAHO POWER COMPANY OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE ACT) OF IDAHO POWER COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO IDAHO POWER COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER," AS DEFINED IN RULE 144A, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES OF ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT IDAHO POWER COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, BUT ONLY IF THIS NOTE IS NOT A GLOBAL SECURITY (AS DEFINED IN THE INDENTURE REFERRED TO HEREIN), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO IDAHO POWER COMPANY AND THE TRUSTEE.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.